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                                                                    Exhibit 3.69

                                     CHARTER
                                       OF
                      TEAM HEALTH FINANCIAL SERVICES, INC.

         The undersigned person, acting as the incorporator under the Tennessee Business Corporation Act, adopts the following charter for Team Health Financial Services, Inc. (the "Corporation").

         1. The name of the Corporation is Team Health Financial Services, Inc.

         2. The Corporation is authorized to issue two thousand (2,000) common shares, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution.

         3. The address of the Corporation's initial registered office is:

            500 Tallan Building
            Two Union Square
            Chattanooga, Tennessee 37402
            Hamilton County

         4. The Corporation's initial registered agent in the registered office is Corporation Service Company.

         5. The name and principal business address of the incorporation is:

            W. Dale Amburn
            London, Amburn & Thomforde, P.C.
            1716 Clinch Avenue
            Knoxville, Tennessee 37916

         6. The address of the Corporation's initial principal office is:

            1900 Winston Road, Suite 300
            Knoxville, Tennessee 37919

         7. The Corporation is for profit.

         8. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(iii) for violation of the director's duty under Tennessee Code Annotated
Section 48-18-304.

         Dated:   October 9, 1997.
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                                                 /s/ W. Dale Amburn
                                                 -------------------------------
                                                 W. Dale Amburn, Incorporator


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